Exhibit 10.12

May 11, 2018

Leonard Blum

6210 76th Drive SE

Snohomish WA 98290

Dear Leonard:

This letter (the “Agreement”) sets forth the terms and conditions under which EyePoint Pharmaceuticals, Inc. (“EyePoint” or the “Company”) agrees to employ you and you agree to be employed by the Company.

1. Position and Duties.

(a) You will commence employment on May 21, 2018 or such other date as the Company and you may agree, (the “Start Date”) on a full-time basis, as Executive Vice President and General Manager, US, reporting to the Chief Executive Officer of the Company. This is an exempt position. During your employment, you may be asked from time to time to serve as a director or officer of one or more of the Company’s subsidiaries, in each case, without further compensation. If your employment with the Company terminates for any reason, then concurrently with such termination, you will be deemed to have resigned from any director, officer, trustee, or other positions you may hold with the Company, the Company’s subsidiaries, or any of their respective related committees, trusts, or other similar entities, in each case unless otherwise agreed in writing by the Company and you.

(b) You agree to perform the duties of your position and such other duties as may reasonably be assigned to you consistent therewith from time to time. You also agree that, while employed by the Company, you will devote your full business time and your best efforts, business judgment, skill and knowledge exclusively to the advancement of the business interests of the Company and its subsidiaries and to the discharge of your duties and responsibilities for them. Notwithstanding this provision, you will be permitted to serve on one (1) corporate board of directors, subject to advance written approval of the Company’s Chief Executive Officer.

(c) You agree that, while employed by the Company, you will comply with all Company policies, practices and procedures and all codes of ethics or business conduct applicable to your position, as in effect from time to time.

2. Compensation and Benefits. During your employment, as compensation for all services performed by you for the Company and its subsidiaries and subject to your full performance of your obligations hereunder, the Company will provide you the following pay and benefits:

(a) Base Salary. The Company will pay you a base salary at the rate of $400,000 per year, payable in accordance with the regular payroll practices of the Company (as may be adjusted, from time to time, the “Base Salary”).

(b) Bonus Compensation. For each fiscal year completed during your employment under this Agreement, you will be eligible for an annual cash bonus. Your target bonus will be 40.0% of the Base Salary (the “Target Bonus”), with the actual amount of any such bonus being determined by the Board of Directors of the Company (the “Board”) in its discretion, based on your performance and that of the Company against goals established by the Board and consistent with any applicable plan or program documents and generally applicable Company policies. Except as otherwise expressly provided in Section 5 hereof, you must be employed through the date a bonus is paid in order to earn the bonus. If your employment terminates, for any reason, prior to payout of the bonus, the bonus is not earned.

(c) Participation in Employee Benefit Plans. You will be entitled to participate in all employee benefit plans from time to time in effect for employees of the Company generally, except to the extent such plans are duplicative of benefits otherwise provided you under this Agreement (e.g., a severance pay plan). Your participation will be subject to the terms of the applicable plan documents and generally applicable Company policies, as the same may be in effect from time to time, and any other restrictions or limitations imposed by law.

(d) Vacations. You will be entitled to four (4) weeks of vacation per year, in addition to holidays observed by the Company. Vacation will accrue monthly on a pro-rated basis. Vacation may be taken at such times and intervals as you shall determine, subject to the business needs of the Company. Vacation shall otherwise be subject to the policies of the Company, as in effect from time to time.

(e) Business Expenses. The Company will pay or reimburse you for all reasonable business expenses incurred or paid by you in the performance of your duties and responsibilities for the Company, subject to any maximum annual limit and other restrictions on such expenses set by the Company and to such reasonable substantiation and documentation as may be specified from time to time. The Company will pay for all transportation and overnight accommodations related to business travel between your home in Minnesota and the Basking Ridge, NJ and Watertown, MA office locations. The Company will also reimburse you for one-time costs related to the shipment of one vehicle from the state of Washington to New Jersey. Your right to payment or reimbursement for business expenses hereunder shall be subject to the following additional rules: (i) the amount of expenses eligible for payment or reimbursement during any calendar year shall not affect the expenses eligible for payment or reimbursement in any other calendar year, (ii) payment or reimbursement shall be made not later than December 31 of the calendar year following the calendar year in which the expense or payment was incurred, and (iii) the right to payment or reimbursement is not subject to liquidation or exchange for any other benefit.

3. Confidential Information and Restricted Activities.

(a) Confidential Information. During the course of your employment with the Company, you will learn of Confidential Information, as defined below, and you may develop Confidential Information on behalf of the Company and its subsidiaries. You agree that you will not use or disclose to any Person (except as required by applicable law or for the proper performance of your regular duties and responsibilities for the Company) any Confidential Information obtained by you incident to your employment or any other association with the Company or any of its subsidiaries. You agree that this restriction shall continue to apply after your employment terminates, regardless of the reason for such termination. Nothing in this Agreement limits, restricts or in any other way affects your communicating with any governmental agency or entity, or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to the governmental agency or entity or as otherwise required by law. This provision does prohibit your disclosing a trade secret (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed under seal in a lawsuit or other proceeding. However, you may be held liable if you unlawfully access trade secrets by unauthorized means.

(b) Protection of Documents. All documents, records and files, in any media of whatever kind and description, relating to the business, present or otherwise, of the Company or any of its subsidiaries, and any copies, in whole or in part, thereof, other than your rolodex (or electronic equivalent), which we agree is your property, (the “Documents”), whether or not prepared by you, shall be the sole and exclusive property of the Company. You agree to safeguard all Documents and to surrender to the Company, at the time your employment terminates or at such earlier time or unless as the Board or its designee may specify, all Documents then in your possession or control. You also agree to disclose to the Company, at the time your employment terminates or at such earlier time or times as the Board or its designee may specify, all passwords necessary or desirable to obtain access to, or that would assist in obtaining access to, any information which you have password-protected on any computer equipment, network or system of the Company or any of its subsidiaries.

(c) Assignment of Rights to Intellectual Property. You shall promptly and fully disclose all Intellectual Property to the Company. You hereby assign and agree to assign to the Company (or as otherwise directed by the Company) your full right, title and interest in and to all Intellectual Property. You agree to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including without limitation the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company (or as otherwise directed by the Company) and to permit the Company to enforce any patents, copyrights or other proprietary rights to the Intellectual Property. You will not charge the Company for time spent in complying with these obligations. All copyrightable works that you create during your employment shall be considered “work made for hire” and shall, upon creation, be owned exclusively by the Company.

(d) Restricted Activities. You agree that the following restrictions on your activities during and after your employment are necessary to protect the good will, Confidential Information, trade secrets and other legitimate interests of the Company and its subsidiaries:

(i) While you are employed by the Company and during the twelve (12)-month period immediately following termination of your employment, regardless of the reason therefor (the “Restricted Period”), you shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the Company or any of its subsidiaries in any geographic area in which the Company does business or is actively planning to do business during your employment or, at the time your employment terminates (the “Restricted Area”) or undertake any planning for any business competitive with the Company or any of its subsidiaries in the Restricted Area. Specifically, but without limiting the foregoing, you agree not to work or provide services, in any capacity, anywhere in the Restricted Area, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person that is engaged in any business that engaged in a competitive business, including but not limited to, drug delivery ophthalmology for delivery in the anterior or posterior segment, or, with respect to the portion of the Restricted Period that follows the termination of your employment, at the time your employment terminates. Notwithstanding the foregoing, in the event of any termination of your employment pursuant to Section 4(b) or Section 4(c) below that occurs prior to the first anniversary of the Start Date, the Restricted Period shall mean the period that commences on the Start Date and ends on the date that is six (6) months following the date that your employment terminates.

(ii) During the Restricted Period, you will not directly or indirectly (a) solicit or encourage any customer, vendor, supplier or other business partner of the Company or any of its subsidiaries to terminate or diminish its relationship with them; or (b) seek to persuade any such customer, vendor, supplier or other business partner or prospective customer, vendor, supplier or other business partner of the Company or any of its subsidiaries to conduct with anyone else any business or activity which such customer, vendor, supplier or other business partner or prospective customer, vendor, supplier or other business partner conducts or could conduct with the Company or any of its subsidiaries; provided, however, that these restrictions shall apply (a) only with respect to those Persons who are or have been a business partner of the Company or any of its subsidiaries at any time within the immediately preceding two (2)-year period or whose business has been solicited on behalf of the Company or any of the subsidiaries by any of their officers, employees or agents within such two (2) year period, other than by form letter, blanket mailing or published advertisement, and (b) only if you have performed work for such Person during your employment with the Company or one of its subsidiaries or been introduced to, or otherwise had contact with, such Person as a result of your employment or other associations with the Company or one of its subsidiaries or have had access to Confidential Information which would assist in your solicitation of such Person.

(iii) During the Restricted Period, you will not, and will not assist any other Person to, (a) hire or engage, or solicit for hiring or engagement, any employee of the Company or any of its subsidiaries or seek to persuade any employee of the Company or any of its subsidiaries to discontinue employment or (b) solicit or encourage any independent contractor providing services to the Company or any of its subsidiaries to terminate or diminish his, her or its relationship with them. For the purposes of this Agreement, an “employee” or an “independent contractor” of the Company or any of its subsidiaries is any person who was such at any time within the preceding eighteen (18) months.

(e) In signing this Agreement, you give the Company assurance that you have carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed on you under this Section 3. You agree without reservation that these restraints are necessary for the reasonable and proper protection of the Company and its subsidiaries, and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area. You further agree that, were you to breach any of the covenants contained in this Section 3, the damage to the Company and its subsidiaries would be irreparable. You therefore agree that the Company, in addition and not in the alternative to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by you of any of those covenants, without having to post bond, together with an award of its reasonable attorney’s fees incurred in enforcing its rights hereunder. So that the Company may enjoy the full benefit of the covenants contained in this Section 3, you further agree that the Restricted Period shall be tolled, and shall not run, during the period of any breach by you of any of the covenants contained in this Section 3. You and the Company further agree that, in the event that any provision of this Section 3 is determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, that provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law. It is also agreed that each of the Company’s subsidiaries, assigns and successors shall have the right to enforce all of your obligations under this Agreement, including without limitation pursuant to this Section 3. Finally, no claimed breach of this Agreement or other violation of law attributed to the Company, or change in the nature or scope of your employment or other relationship with the Company or any of its subsidiaries, shall operate to excuse you from the performance of your obligations under this Section 3.

(f) You understand and acknowledge that the terms of Section 3 and its enforceability shall continue to apply and be valid notwithstanding any change in your duties, responsibilities, position or title.

4. Termination of Employment. Your employment under this Agreement shall continue until terminated pursuant to this Section 4.

(a) By the Company for Cause. The Company may terminate your employment for Cause upon notice to you setting forth in reasonable detail the nature of the Cause. The following, as determined by the Board in its reasonable, good faith judgment, shall constitute “Cause” for termination: (i) your substantial failure to perform (other than by reason of disability), or willful misconduct or gross negligence in the performance of, your duties and responsibilities to the Company or any of its subsidiaries; (ii) your material breach of this Agreement or any other agreement between you and the Company or any of its subsidiaries; (iii) your commission of, or plea of nolo contendere to, a felony or other crime involving moral turpitude; (iv) commission of fraudulent or illegal act in commission of your duties or otherwise with respect to the Company; (v) failure to adhere to moral and ethical business principles consistent with the Company’s Code of Business Conduct and/or policies in effect from time to time; or (vi) other conduct by you that is or could reasonably be expected to be harmful to the interests or reputation of the Company or any of its subsidiaries, in each such case, you shall have a one-time 30-day period to cure such Cause.

(b) By the Company Without Cause. The Company may terminate your employment at any time other than for Cause upon two weeks’ notice to you.

(c) By You for Good Cause. You may terminate your employment for Good Cause by (A) providing notice to the Company specifying in reasonable detail the condition giving rise to the Good Cause no later than the thirtieth (30th) day following your first becoming aware of such event or condition; (B) providing the Company a period of (30) days to remedy the event or condition; and (C) terminating your employment for Good Cause within fifteen (15) days following the expiration of the period to remedy if the Company fails to remedy the condition. The following, if occurring without your consent, shall constitute “Good Cause” for termination by you: (i) a material diminution in the nature or scope of your position, duties, or authority (other than temporarily while you are physically or mentally incapacitated to such a degree that you would be eligible for disability benefits under the Company’s disability income plan or as required by applicable law); (ii) a material reduction in the Base Salary or the Target Bonus opportunity; (iii) a material breach by the Company of this Agreement; (iv) a requirement by the Company that you relocate to a location more than thirty (30) miles from Basking Ridge, New Jersey.

(d) By You Without Good Cause. You may terminate your employment at any time without Good Cause upon thirty (30) days’ notice to the Company. The Board may elect to waive such notice period or any portion thereof; but in that event, the Company shall pay you the Base Salary for that portion of the notice period so waived.

(e) Death and Disability. Your employment hereunder shall automatically terminate in the event of your death during employment. In the event you become disabled during employment and, as a result, are unable to continue to perform substantially all of your duties and responsibilities under this Agreement, either with or without reasonable accommodation, the Company will continue to pay you the Base Salary and to provide you benefits in accordance with Section 2(c) above, to the extent permitted by plan terms, for up to twelve (12) weeks of disability during any period of three hundred sixty-five (365) consecutive calendar days.

5. Other Matters Related to Termination.

(a) Final Compensation. In the event of termination of your employment with the Company, howsoever occurring, the Company shall pay you (i) the Base Salary for the final payroll period of your employment, pro-rated through the date that your employment terminates; (ii) compensation at the rate of the Base Salary for any accrued, unused vacation time; and (iii) reimbursement, in accordance with Section 2(e) hereof, for business expenses incurred by you but not yet paid to you as of the date your employment terminates; provided you submit all expenses and supporting documentation required within sixty (60) days of the date your employment terminates, and provided further that such expenses are reimbursable under Company policies as then in effect (all of the foregoing, “Final Compensation”). Except as otherwise provided in Section 5(a)(iii), Final Compensation will be paid to you within thirty (30) days following the date of termination (or such shorter period required by law).

(b) Severance Payments. In the event of any termination of your employment pursuant to Section 4(b) or Section 4(c) above, the Company will pay you, in addition to Final Compensation, (i) the Base Salary for the period of twelve (12) months from the date of termination, provided, however, that if such termination occurs within twelve (12) months following the Start Date (a “Year One Termination”), the Company will instead pay you, in addition to Final Compensation, the Base Salary for the period of six (6) months from the date of termination; (ii) one times the Target Bonus, or 0.5 times the Target Bonus in the event of a Year One Termination, in either case, payable in equal installments during the period of Base Salary continuation under clause (i). Provided you timely elect continuation coverage for yourself and your eligible dependents under the federal law known as “COBRA” or similar state law, the Company will pay the monthly amount that equals the portion of the monthly health premiums paid by the Company on your behalf and that of your eligible dependents immediately preceding the date that your employment terminates until the earlier of (A) the last day of the period of Base Salary continuation under clause (i) and (B) the date that you and your eligible dependents become ineligible for COBRA coverage to the extent permissible by law or plan terms. The severance payments described in clauses (i) through (iii) above are referred to as the “Severance Payments”. Upon a Change of Control, any options to purchase Stock or shares of restricted Stock held by you that are not fully vested at the time of the Change of Control shall immediately accelerate and vest in full, provided that you are employed by the Company on the date of the Change in Control.

(c) Conditions to and Timing of Severance Payments. Any obligation of the Company to provide you the Severance Payments and the Equity Acceleration is conditioned, however, on your cooperation in the transition of your duties and your execution and return to the Company of a Severance Agreement and General Release acceptable to the Company which shall include a release of all claims against the Company, all affiliated and related entities, and/or persons deemed necessary by the Company. The Release may also include Confidentiality, Non-Disparagement, No-Reapply, Tax Indemnification, and/or other appropriate terms. Except as otherwise provided by this Agreement, any Severance Payments to which you are entitled will be provided in the form of salary continuation, payable in accordance with the normal payroll practices of the Company. Unless otherwise provided by this Agreement, the first payment will be made on the Company’s next regular payday following the effective date of the Separation Agreement; but that first payment shall include all amounts accrued retroactive to the day following the date your employment terminated.

(d) Benefits Termination. Except as provided in Section 5(b) above or under COBRA, your participation in all employee benefit plans shall terminate in accordance with the terms of the applicable benefit plans based on the date of termination of your employment, without regard to any continuation of the Base Salary or other payment to you following termination and you shall not be eligible to earn vacation or other paid time off following the termination of your employment.

(e) Assistance in Litigation. You agree to reasonably cooperate with the Company in the defense or prosecution of any claims or actions that relate to events or occurrences that transpired while are or were employed by the Company. Your cooperation includes, but is not limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company as requested at mutually convenient times. Your cooperation also includes fully cooperating with the Company in connection with any investigation or review by any federal, state, or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while you are or were employed by the Company.

(f) Survival. Provisions of this Agreement shall survive any termination of employment if so provided in this Agreement or if necessary or desirable to accomplish the purposes of other surviving provisions, including without limitation your obligations under Section 3. The obligation of the Company to make payments to you under Section 5(b), and your right to retain the same, are expressly conditioned upon your continued full performance of your obligations under Section 3 hereof. Upon termination by either you or the Company, all rights, duties and obligations of you and the Company to each other shall cease, except as otherwise expressly provided in this Agreement.

6. Timing of Payments and Section 409A.

(a) Notwithstanding anything to the contrary in this Agreement, if at the time your employment terminates, you are a “specified employee,” as defined below, any and all amounts payable under this Agreement on account of such separation from service that would (but for this provision) be payable within six (6) months following the date of termination, shall instead be paid on the next business day following the expiration of such six (6) month period or, if earlier, upon your death; except (A) to the extent of amounts that do not constitute a deferral of compensation within the meaning of Treasury regulation Section l.409A-1(b) (including without limitation by reason of a short-term deferral or the safe harbor set forth in Section l.409A- l (b)(9)(iii), as determined by the Company in its reasonable good faith discretion); (B) benefits which qualify as excepted welfare benefits pursuant to Treasury regulation Section l.409A- l(a)(5); or (C) other amounts or benefits that are not subject to the requirements of, or satisfy an exception from treatment as deferred compensation under, Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). For purposes of this Agreement, all references to

“termination of employment” and correlative phrases shall be construed to require a “separation from service” (as defined in Section l.409A-l(h) of the Treasury regulations after giving effect to the presumptions contained therein), and the term “specified employee” means an individual determined by the Company to be a specified employee under Treasury regulation Section l.409A-l(i).

(b) Each payment made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments.

(c) In no event shall the Company have any liability relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of Section 409A.

7. Definitions. For purposes of this Agreement, the following definitions apply:

“Change of Control” means

(a) The acquisition by any Person (defined for purposes of this definition as any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (“Exchange Act”))) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the common stock of the Company; provided, however, that for purposes of this subsection (A), an acquisition shall not constitute a Change of Control if it is: (i) either by or directly from the Company, or by an entity controlled by the Company, (ii) by any employee benefit plan, including any related trust, sponsored or maintained by the Company or an entity controlled by the Company (“Benefit Plan”), or (iii) by an entity pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (b) below; or Individuals who, as of the effective date of this Agreement, constitute the Board (together with the individuals identified in the proviso to this subsection (B), the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of this agreement whose election, or nomination for election by the Company’s stockholders, was approved by at least a majority of the directors then comprising the Incumbent Board shall be treated as a member of the Incumbent Board unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(b) Consummation of a reorganization, merger or consolidation involving the Company, or a sale or other disposition of all or substantially all of the assets of the Company (a “Transaction”), in each case unless, following such Transaction, (i) all or substantially all of the Persons who were the beneficial owners of the common stock of the Company outstanding immediately prior to such Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the entity resulting from such Transaction (including, without limitation, an entity that as a result of such Transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Transaction, of the outstanding common stock of the Company, (ii) no Person (excluding any entity or wholly-owned subsidiary of any entity resulting from such Transaction or any Benefit Plan of the Company or such entity or wholly-owned subsidiary of such entity resulting from such Transaction) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the transaction and (iii) at least a majority of the members of the board of directors or similar board of the entity resulting from such Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Transaction; or

(c) Approval by the stockholders of the Company of a liquidation or dissolution of the Company.

“Confidential Information” means any and all information of the Company and its subsidiaries that is not generally available to the public. Confidential Information also includes any information received by the Company or any of its subsidiaries from any Person with any understanding, express or implied, that it will not be disclosed. Confidential Information does not include information that enters the public domain, other than through your breach of your obligations under this Agreement.

“Intellectual Property” means inventions, discoveries, developments, methods, processes, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by you (whether alone or with others, whether or not during normal business hours or on or off Company premises) during your employment and during the period of twelve (12) months immediately following termination of your employment that relate either to the business of the Company or any of its subsidiaries or to any prospective activity of the Company or any of its subsidiaries or that result from any work performed by you for the Company or any of its subsidiaries or that make use of Confidential Information or any of the equipment or facilities of the Company or any of its subsidiaries.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust or any other entity or organization, other than the Company or any of its subsidiaries.

9. Conflicting Agreements. You hereby represent and warrant that your signing of this Agreement and the performance of your obligations under it will not breach or be in conflict with any other agreement to which you are a party or are bound, and that you are not now subject to any covenants against competition or similar covenants or any court order that could affect the performance of your obligations under this Agreement. You agree that you will not disclose to or use on behalf of the Company any confidential or proprietary information of a third party without that party’s consent.

10. Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

11. Assignment. Neither you nor the Company may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other; provided, however, the Company may assign its rights and obligations under this Agreement without your consent to one of its subsidiaries or to any Person with whom the Company shall hereafter effect a reorganization, consolidate or merge, or to whom the Company shall hereafter transfer all or substantially all of its properties or assets. This Agreement shall inure to the benefit of and be binding upon you and the Company, and each of our respective successors, executors, administrators, heirs and permitted assigns.

12. Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

13. Miscellaneous. This Agreement sets forth the entire agreement between you and the Company, and replaces all prior and contemporaneous communications, agreements and understandings, written or oral, with respect to the terms and conditions of your employment, other than the Compensation provisions of the Offer Letter dated May 11, 2018 and the Noncompete Indemnification Letter dated May 11, 2018, to the extent not inconsistent with the terms of this Agreement, which are attached hereto as Exhibits A and B. This Agreement may not be modified or amended, and no breach shall be deemed to be waived, unless agreed to in writing by you and an expressly authorized representative of the Board. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey, without regard to any conflict of laws principles that would result in the application of the laws of any other jurisdiction. You agree to submit to the exclusive jurisdiction of the courts in the State of New Jersey.

14. Notices. Any notices provided for in this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, and addressed to you at your last known address on the books of the Company or, in the case of the Company, to it at its principal place of business, attention of the Chairman of the Board, or to such other address as either party may specify by notice to the other actually received.

15. Indemnification. During your employment or service as a member of the Board, and for all periods thereafter for which you may be subject to liability for your acts or omissions to act with respect to your duties to the Company as an officer or director, the Company shall indemnify you and provide advancement of expenses in accordance with the terms of the Company’s Certificate of Incorporation or other corporate governance documents, as may be amended from time to time.

If the terms of this Agreement are acceptable to you, please sign this letter in the space provided indicating your acceptance of and understanding of the terms of this Agreement and return it to me. At the time you sign and return this Agreement, it will become a binding Agreement between you and the Company.

Sincerely yours,

/s/ Nancy Lurker
Nancy Lurker President & Chief Executive Officer

Accepted and Agreed:

/s/ Leonard M. Blum
Leonard Blum

Date: May 14, 2018